UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

KORN/FERRY INTERNATIONAL

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14505	95-2623879
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California		90067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2012, the Board of Directors of Korn/Ferry International (the “Company”) unanimously adopted and approved the Korn/Ferry International Second Amended and Restated 2008 Stock Incentive Plan (the “Second A&R 2008 Plan”), subject to stockholder approval, to make available 5,306,897 additional shares (the “Additional Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), for stock based awards and to make certain other ministerial changes to the plan document. The Company’s stockholders approved the Second A&R 2008 Plan at the 2012 Annual Meeting of Stockholders held on September 27, 2012 (the “Restatement Effective Date”).

The Second A&R 2008 Plan is identical to the Korn/Ferry International Amended and Restated 2008 Stock Incentive Plan (the “A&R 2008 Plan”), other than the increase in the number of shares authorized for issuance described above, a change in the share-counting formula whereby full value awards count as 1.91 shares (as opposed to 1.5 shares) against the pool of shares available for issuance under the Second A&R 2008 Plan for shares granted on or after the Restatement Effective Date, and certain administrative changes. Subject to certain adjustments, the maximum number of shares of the Company’s Common Stock that may be issued pursuant to awards granted under the Second A&R 2008 Plan will be 5,700,000 plus any shares subject to outstanding awards under the A&R 2008 Plan, as of the Restatement Effective Date, and the Company’s Performance Award Plan, as of August 8, 2008, that in each case on or after the specified date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). The Company intends to continue to use the 2008 Stock Incentive Plan Form of Restricted Stock Award Agreement and 2008 Stock Incentive Plan Form of Stock Option Agreement, each of which were previously described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 12, 2009, and attached as exhibits thereto, as the forms of restricted stock and stock option awards for certain participants in the Second A&R 2008 Plan, including the Company’s named executive officers.

The foregoing description of the terms of the Second A&R 2008 Plan is qualified in its entirety by reference to the actual terms of the Second A&R 2008 Plan, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As noted above, the Company’s 2012 Annual Meeting of Stockholders (the “Meeting”) was held on September 27, 2012. At the Meeting, stockholders of the Company (a) elected the two nominees named in the Proxy Statement to serve as directors until the Company’s 2015 Annual Meeting of Stockholders, (b) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2013 fiscal year, (c) approved a non-binding advisory resolution regarding the Company’s executive compensation, (d) approved a non-binding advisory stockholder proposal to declassify the Board, and (e) approved a second amendment and restatement of the Company’s Amended and Restated 2008 Stock Incentive Plan. To the extent applicable, set forth below are the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each such matter.

(1)	Election of the two nominees named in the Proxy Statement to serve on the Board of Directors until the 2015 Annual Meeting of Stockholders.

Nominee	For	Withheld	Broker Non-Votes
William R. Floyd	43,209,243	266,009	3,594,399
George T. Shaheen	43,230,952	244,300	3,594,399

(2)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2013 fiscal year.

For	Against	Abstain	Broker Non-Votes
46,682,052	385,510	2,089	0

(3) Non-binding advisory resolution regarding the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
42,960,629	504,420	10,203	3,594,399

(4) Non-binding advisory stockholder proposal to declassify the Board of Directors.

For	Against	Abstain	Broker Non-Votes
41,135,636	2,253,811	85,805	3,594,399

Based on the results of this advisory vote, the Company currently intends to take the steps necessary for the Company’s stockholders to vote at the 2013 Annual Meeting of Stockholders on an amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors.

(5) Second Amendment and Restatement of the Company’s Amended and Restated 2008 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
23,809,332	19,659,061	6,859	3,594,399

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amended and Restated Korn/Ferry International 2008 Stock Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

Date: October 2, 2012	/s/ Robert P. Rozek
(Signature)
	Name:	Robert P. Rozek
	Title:	Executive Vice President and Chief Financial Officer